UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549


                            FORM 8-K


                         CURRENT REPORT

             Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934


                       September 17, 1997
                         Date of Report
                (Date of earliest event reported)

                    USLD Communications Corp.
     (Exact name of Registrant as specified in its charter)


        Delaware                0-18195           74-2522103
(State or other Jurisdiction  (Commission        (IRS Employer
    of Incorporation          File Number)    Identification No.)


             9311 San Pedro, Suite 100
              San Antonio, Texas                      78216
      (Address of Principal Executive Offices)      (Zip Code)


                         (210) 525-9009
      (Registrant's telephone number, including area code)


                    U.S. Long Distance Corp.
 (Former name or former address, if changed since last report.)


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Item 5.  OTHER EVENTS.

     NAME CHANGE.  Effective August 19, 1997, U.S. Long Distance
Corp. (the "Registrant") effected the change of its name to USLD
Communications Corp.

     EXECUTION OF MERGER AGREEMENT WITH LCI. On September 17, 1997, the Registrant, LCI International, Inc. ("LCI") and a newly formed subsidiary of LCI ("Merger Sub") entered into an Agreement and Plan of Merger (the "Merger Agreement") pursuant to which, among other things, LCI will acquire the Registrant through the merger of Merger Sub with and into the Registrant. Under the terms of the Merger Agreement, for each of the Registrant's 16,590,336 outstanding shares of common stock, par value $.01 per share (the "Company Common Stock"), LCI will exchange a fraction of one share of LCI common stock, par value $.01 per share (the "LCI Common Stock"), having a value of $20.00 based upon the average price of LCI Common Stock for the 20 trading days ending three days before the merger, subject to certain exceptions. Assuming an average price of LCI Common Stock equal to $24.00, LCI would exchange approximately .833 of one share of LCI Common Stock for each outstanding share of Company Common Stock. If the average price of LCI Common Stock is more than $26.40, the exchange ratio will be fixed at .7576 shares of LCI Common Stock for each outstanding share of Company Common Stock. If the average price is less than $21.60, the exchange ratio will be fixed at .9259 shares of LCI Common Stock for each outstanding share of Company Common Stock. If the average price of LCI Common Stock is less than $20.40, either LCI or the Registrant may terminate the Merger Agreement unless LCI agrees to an exchange ratio that would provide at least $18.90 in value for each outstanding share of Company Common Stock, based upon the average stock price of LCI Common Stock. The merger is intended to be a tax-free exchange. Consummation of the merger is subject to satisfaction or waiver by the parties of certain closing conditions, including the receipt of regulatory approvals, approvals by the stockholders of the Registrant and, if required, LCI, pooling of interests treatment and other customary closing conditions. It is expected that the merger will be completed in December 1997.

     In connection with the Merger Agreement, on September 17, 1997, the Registrant and U.S. Trust Company of Texas, N.A., as Rights Agent (the "Rights Agent"), entered into an amendment (the "Rights Amendment") to the Rights Agreement, dated as of April 12, 1996, by and between the Registrant and the Rights Agent (the "Rights Agreement"), having the effect of exempting the events and transactions contemplated by the Merger Agreement from the Rights Agreement.

     The Merger Agreement and the Rights Amendment are attached hereto as Exhibits 2.1 and 4.1, respectively, and are incorporated herein by reference. The foregoing description of the Merger Agreement and the Rights Amendment are qualified in their entirety by reference to such documents.


Item 7.  FINANCIAL STATEMENTS AND EXHIBITS.

     (a)  Not Applicable.

     (b)  Not Applicable.

     (c)  Exhibits.

          The following exhibits are filed as part of this Report:

          Exhibit No.    Description
          -----------    ------------

              2.1 Agreement and Plan of Merger, dated as of September 17, 1997, by and among LCI International, Inc., LCI Acquisition Corp. and USLD Communications Corp.

              4.1 Amendment No. 1 to Rights Agreement, dated as of September 17, 1997, between USLD Communications Corp. and U.S. Trust Company of Texas, N.A., as Rights Agent

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                            SIGNATURE



     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                         USLD COMMUNICATIONS CORP.


September 23, 1997       By:  /s/ LARRY M. JAMES
                              -----------------------------------
                              Larry M. James
                              Chief Executive Officer and President

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                          EXHIBIT INDEX


     Exhibit No.         Description
     -----------         -----------

        2.1 Agreement and Plan of Merger, dated as of September 17, 1997, by and among LCI International, Inc., LCI Acquisition Corp. and USLD Communications Corp.

        4.1 Amendment No. 1 to Rights Agreement, dated as of September 17, 1997,between USLD Communications Corp. and U.S. Trust Company of Texas, N.A., as Rights Agent